Exhibit 10.1

EXECUTION VERSION

ANETTE SCHMID,

CHRISTIAN SCHMID

AND

PEGASUS DIGITAL MOBILITY ACQUISITION CORP

SHAREHOLDERS' UNDERTAKING

(TO BE NOTARIZED)

THIS SHAREHOLDERS' UNDERTAKING AGREEMENT (this "Agreement") is made and entered into as of May 31, 2023,

BY AND AMONG

(1)	Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("Pegasus"),

(2)	Anette Schmid, with her business address at Robert-Bosch-Straße 32-36, 72250 Freudenstadt,

(3)	Christian Schmid, with his business address at Robert-Bosch-Straße 32-36, 72250 Freudenstadt (together with Anette Schmid, the "Shareholders", and together with Pegasus and the Company, the "Parties" and each individually a "Party").

WHEREAS,

(A)	The Shareholders, personally or in the form of the community of heirs after Dieter C. Schmidt (Erbengemeinschaft), are the sole shareholders of Gebr. Schmid GmbH, a German limited liability company (the “Company”) as of the date of this Agreement.

(B)	The Company intends to enter into a series of transactions (the "Business Combination") with, among other entities, Pegasus, an entity which is listed on the New York Stock Exchange (the "NYSE"), for purposes of effecting a business combination.

(C)	On May 31, 2023, the Company entered into a business combination agreement (the "BCA") with Pegasus and other entities without notarial form. Pursuant to the BCA, the Shareholders shall transfer all shares in the Company to Pegasus or a company designated by Pegasus, which will be a newly established Dutch company. The assumption of an obligation to transfer shares in a German limited liability company (GmbH) requires, in accordance with German law, which is compulsorily applicable in this respect, notarisation, which is effected in this deed. Therefore the Shareholders hereby undertake, in pursuance of the agreements made in the BCA, the obligation to transfer the shares in the Company as set out below in the required legal form.

(D)	Insofar as, in the Agreement, contents of the BCA or intentions with respect to the implementation of the Business Combination and Transaction are referred to, reference is made to the contents of the BCA and the intentions expressed therein. After being instructed by the notary public about the meaning of a reference, each of the Parties declare that they have full knowledge of the contents of the referenced BCA, waiving a repeated reading of the referenced BCA. However, a copy of the BCA is attached for evidence and information purposes as Exhibit 1.

(E)	Pursuant to the BCA, the Business Combination will, subject to the terms and conditions thereof (including any amendments, supplements or other modifications thereto in accordance with its terms) and among other transactions contemplated thereby, be implemented substantially as follows: (i) all of the Shareholders agree not to sell and/or transfer to any third party any of their respective shares held in the Company in accordance with the current list of shareholders recorded in the commercial register of 22 December 2015, irrespective of whether the shares are held personally or in the form of the community of heirs after Dieter C. Schmidt ("Company Shares"), and (ii) will contribute their Company Shares to a newly incorporated Dutch corporation in the legal form of a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), which will as a subsequent step in the implementation of the Business Combination be converted into a Dutch public limited liability company (naamloze vennootschap) ("TopCo"), in exchange for ordinary shares in TopCo ("TopCo Shares"), substantially on the basis of the Company Shares to TopCo Shares ratio as set forth in Exhibit 2 to this Agreement (the "Share Exchange" and together with the other transactions contemplated in the BCA as part of the Business Combination, the "Transaction").

(F)	Pegasus will merge into a newly formed and wholly owned subsidiary of TopCo, incorporated as a Cayman Islands exempted company ("Merger Sub"), with the Merger Sub surviving the merger and the shareholders of Pegasus receiving Class A ordinary shares in Merger Sub through an exchange agent who will contribute such shares to TopCo against issuance of TopCo Shares in exchange for the shares in Merger Sub.

On or about the closing date of the Business Combination (the "Closing Date"), the TopCo Shares will be listed on the NYSE. The (pre-closing) equity valuation of the Company, on the basis of which the Transaction is to be consummated, is USD 587,547,000 (the "Equity Value") (as also set forth in the exchange table exhibit to this Agreement (the "Exchange Table" and in the BCA).

(G)	It is in the Shareholders' interest that the Transaction is implemented substantially as described above and in the BCA.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

1.	Undertakings of the Shareholders

1.1	Each of the Shareholders which is a Party hereby irrevocably and unconditionally undertakes and agrees, subject to the condition precedent (aufschiebende Bedingung) set forth in Section 1.2 below, vis-à-vis (the future emerging) TopCo (as a contract for benefit of a third party – Vertrag zugunsten Dritter) and Pegasus, and in each case to the extent legally possible and permissible

(a)	to fully support the Transaction and to implement the transactions contemplated under and as set forth in the BCA in relation to which such Shareholders'' support or participation is required or appropriate, and in particular, without limitation, to (i) enter into, amend, restate and/or terminate any and all agreements as contemplated herein or therein and required, necessary or appropriate in this context; (ii) make and accept any and all declarations (including approvals and waivers of any kind, including waiving rights of first refusal and similar rights) which are necessary or appropriate in this context; (iii) participate in shareholders'' meetings of the Company as well as TopCo and vote in favor of and pass any and all resolutions therein which are necessary or appropriate in this context; and (iv) do any and all other acts of any kind which are necessary or appropriate to implement the Business Combination, when requested by the Company, Pegasus or TopCo;

(b)	to omit any actions which could be of detriment to the Transaction or the implementation of the transactions contemplated under and as set forth in the BCA, in particular, without limitation, (i) except for the Share Exchange, not to transfer the Company Shares held by such Shareholder and (ii) not to withdraw (or request withdrawal) from this Agreement;

(c)	to vote or cause to be voted all of such Shareholder''s Company Shares against any resolution that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Transaction in any way, or result in a breach of any undertaking, representation or warranty of such Shareholder contained in this Agreement; and

(d)	to, in particular, contribute its respective Company Shares to TopCo in exchange for TopCo Shares substantially in accordance with the Exchange Table and the exchange ratio as set forth therein.

1.2	The undertakings and agreements pursuant to Section 1.1 and the representations and warranties pursuant to Section 5 shall be subject to the conditions precedent (aufschiebende Bedingung) that (i) the BCA is entered into by and among inter alios the Company, Pegasus, TopCo and Merger Sub, and (ii) that the conditions precedent set forth in Section 4 of the Company Disclosure Schedule to the BCA are fully met.

2.	Costs and Expenses

Except as otherwise provided for in this Agreement or by way of bilateral agreement among any of the parties of the Transaction (for the avoidance of doubt, with binding effect only for such parties), all costs, including fees and expenses, incurred in connection with the preparation, negotiation, execution and consummation of this Agreement or the transactions contemplated herein, including, without limitation, the costs of professional advisers, shall be borne by the Party that incurred such costs. The notarial costs for the recording of this Agreement and its exhibits shall be borne by Pegasus.

3.	No Assignment of Rights and Obligations

No rights and/or obligations under this Agreement can be transferred or assigned in whole or in part without the prior written consent of all of the other Parties. However, the transferring Party shall remain liable in addition to the entering party for its obligations arising out of this Agreement.

4.	Term of this Agreement; Termination of Prior Agreements

4.1	This Agreement shall have effect as from the date of its notarization by each Party up to the earlier of (i) the expiry of December 31, 2023 (unless all Parties agree to extend this deadline), (ii) the termination of the BCA in accordance with its terms, or (iii) the consummation of all transactions contemplated under the BCA; a regular termination (ordentliche Kündigung) of this Agreement and any other right to leave the Agreement for any other reason shall be excluded to the extent legally possible.

4.2	The termination of this Agreement shall be without prejudice to any claims against a Shareholder that is in breach of this Agreement in any respect as of the time of such termination and, for the avoidance of doubt, the Company or TopCo, as applicable, and Pegasus shall, without limiting any other rights or remedies relating thereto, have the right to enforce such claims against such Shareholder notwithstanding such termination.

4.3	Subject to the other terms and conditions hereof (including the undertakings and agreements set forth in Section 1), if one Party other than Pegasus terminates this Agreement, this Agreement shall be continued by the remaining Parties. If Pegasus terminates this Agreement this Agreement shall be terminated between all Parties.

5.	Representations and Warranties; Liability

5.1	Each Shareholder which is a Party hereby warrants as individual debtor (als Einzelschuldner) and under exclusion of any joint and several liability (unter Ausschluss gesamtschuldnerischer Haftung) vis-à-vis (the future emerging) TopCo (as a contract for benefit of a third party – Vertrag zugunsten Dritter) and Pegasus by way of an independent warranty that, upon execution of this Agreement on the date of its notarization by such Shareholder and immediately prior to the consummation of the Share Exchange the following statements are true and accurate, in each case however solely with respect to him, her or it (and not for the avoidance of doubt any other Shareholder) and the Company Shares held by him, her or it:

(a)	Ownership. Each Shareholder has (i) legal and beneficial ownership of, (ii) good and valid title to and (iii) full and exclusive power to vote with, in each case, the Company Shares set forth next to its name on the Exchange Table. Each of its Company Shares have been fully paid in and not been repaid. There are (a) no agreements or arrangements of any kind, contingent or otherwise, to which such Shareholder is a party obligating the Shareholder to transfer or cause to be transferred to any person other than TopCo any of its Company Shares, (b) no person other than TopCo has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder's Company Shares, (c) such Shareholder is not a party to any voting trust, proxy or other agreement or arrangement with respect to the voting of such Shareholder's Company Shares, (d) there are no security interests, liens, pledges or other encumbrances or third party rights on such Shareholder's Company Shares, and (e) the Shareholder's Company Shares are not subject to any transfer restrictions or pre-emption or similar acquisition rights other than as provided for by the Company's articles of association or this Agreement and (f) Mr. Christian Schmid and Mrs. Anette Schmid are the sole members of the community of heirs of Dieter C. Schmid (the "Community of Heirs").

(b)	Enforceability. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against the Shareholder in accordance with its terms.

(c)	No Violation. The execution, delivery and performance of this Agreement by each Shareholder will not (i) violate any provision of any law applicable to such Shareholder or any of its Company Shares; (ii) violate any order, judgment or decree applicable to such Shareholder or any of its Company Shares; (iii) result in the creation of any lien or encumbrance upon any of its Company Shares; or conflict with, or result in a breach or default under, any agreement or instrument to which a Shareholder is a party or by which or any of its Company Shares are bound; except where, in each of the cases (i) through (iii), such violation or conflict would not reasonably be expected to have, individually or in the aggregate, (a) a material impact on such Shareholder's ownership of its Company Shares or a material adverse effect on the ability of such Shareholder to satisfy or perform any of such Shareholder's covenants and obligations hereunder.

(d)	Consents and Approvals. The execution and delivery by each Shareholder of this Agreement does not, and the performance of such Shareholder's covenants and obligations hereunder do not, require such Shareholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or entity.

(e)	Litigation. There is no proceeding pending or threatened against such Shareholder or its Company Shares which has had or could reasonably be expected to have, individually or in the aggregate, (i) a material impact on such Shareholder's ownership of its Company Shares or (ii) a material adverse effect on the ability of such Shareholder to perform any of such Shareholder's covenants and obligations hereunder.

5.2	Any and all obligations of each Shareholder under this Agreement shall be undertaken by such Shareholder solely as individual debtor (als Einzelschuldner) and under exclusion of any joint and several liability (unter Ausschluss gesamtschuldnerischer Haftung) and solely with respect to the respective Company Shares held by such Shareholder. A Shareholder shall in no event be liable for any damages to the extent arising out of another Shareholder not complying with the obligations under this Agreement. No Shareholder guarantees compliance by any other Shareholder with the undertakings and agreements under this Agreement.

6.	Miscellaneous

6.1	This Agreement and its exhibits and the documents contemplated hereby and thereby comprise the entire agreement between all of the Parties concerning its subject matter and shall supersede all prior agreements, oral and written declarations of intent and other arrangements (whether binding or non-binding) made by the Parties in respect thereof.

6.2	All exhibits to this Agreement shall form an integral part of this Agreement. In case of a conflict between any exhibit and the provisions of this Agreement, the provisions of this Agreement shall prevail.

6.3	The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement.

6.4	Amendments, additions or modifications to this Agreement (including this Section 6.4) shall be valid only if made in writing unless a stricter form is prescribed by mandatory law and, in each such case, shall require the prior written consent of Pegasus.

6.5	If any court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement shall remain in full force and effect. The invalid or unenforceable provision shall be deemed to have been replaced by a valid, enforceable and fair provision which comes as close as possible to the intentions of the Parties hereto at the time of the conclusion of this Agreement. The same shall apply in case of any unintended gaps. It is the express intent of the Parties that the validity and enforceability of all other provisions of this Agreement shall be maintained and that this section shall not result in a reversal of the burden of proof but that Section 139 German Civil Code is hereby excluded in its entirety.

6.6	This Agreement and its interpretation and any non-contractual obligations in connection with it are subject to German substantive law. The UN Convention on Contracts for the International Sale of Goods (CISG) shall not apply.

6.7	English language terms used in this Agreement describe German legal concepts only and shall not be interpreted by reference to any meaning attributed to them in any jurisdiction other than Germany. Where a German term has been inserted in brackets and/or italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of the interpretation of the relevant term whenever it is used in this Agreement.

6.8	Exclusive place of jurisdiction for all disputes regarding rights and duties under this Agreement, including its validity shall, to the extent legally permissible, be Frankfurt am Main.

[Signature page follow.]

Exhibit 1: BUSINESS COMBINATION AGREEMENT

Exhibit 2: Exchange Table

Equity Value:

USD 587,547,000

Consideration to the Shareholders:

58,172,970 TopCo shares (at USD 10.10 per TopCo share)

thereof Anette Schmid:

24% of the Company Shares transferable into 13,961,513 TopCo Shares thereof Christian Schmid:

24% of the Company Shares transferable into 13,961,513 TopCo Shares thereof Community of Heirs (Erbengemeinschaft):

52% of the Company Shares transferable into 30,249,944 TopCo Shares